UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

May 14, 2024

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Current Independent Registered Public Accounting Firm

On May 14, 2024, the Audit Committee (the “Committee”) of the Board of Directors of the Company approved the dismissal of Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, effective May 14, 2024.

The report of Marcum on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Marcum’s report on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2023 contained an adverse opinion.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and in the subsequent interim period through May 14, 2024, there were no disagreements as described in Item 304(a)(1)(v) of Regulation S-K with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, other than previously disclosed material weaknesses in the Company’s internal control over financial reporting related to the Company’s change management and access controls and ineffective operation of management review controls over intangible assets and goodwill.

The Company provided Marcum a copy of the foregoing disclosures and requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made herein. A copy of Marcum’s letter, dated May 17, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

On May 14, 2024, the Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective May 14, 2024.

During the fiscal years ended December 31, 2023 and December 31, 2022, and through the subsequent interim period through May 14, 2024, the Company has not consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated May 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: May 17, 2024	By:	/s/ Michael P. Rama
	Name:	Michael P. Rama
	Title:	Chief Financial Officer